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                                                                   EXHIBIT 10.83

                            FIRST AMENDMENT TO THE
                       GRANCARE, INC. EXECUTIVE DEFERRED
                               COMPENSATION PLAN


     THIS FIRST AMENDMENT made on the 12th day of February, 1997, by NEW GRANCARE, INC., a Delaware corporation (the "Primary Sponsor");


                             W I T N E S S E T H:
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     WHEREAS, the Primary Sponsor maintains the GranCare, Inc. Executive
Deferred Compensation Plan, effective as of January 1, 1997 (the "Plan"); and

     WHEREAS, the Primary Sponsor now desires to amend the Plan to allow participants to direct a committee administering the Plan to credit or debit their accounts as though the account assets were actually invested in New GranCare, Inc. common stock, $.001 par value;

     NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of February 12, 1997 for those participants in the Plan who are officers of the Primary Sponsor or its affiliates and effective as of April 1, 1997 for all other participants in the Plan, by substituting the following language for the existing language of Plan Section 5.1:

     "5.1   Investment Direction. Each Participant shall be permitted, as of
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     each  calendar quarter, to direct the Committee in writing, utilizing a form to be furnished by the Committee, to credit or debit the Participant's Accounts as though the Account assets were actually invested in one or more of the following types of investment funds in multiples of 10% of the Participant's Accounts: Emerging Growth Equity, Common Stock, Real Estate Securities, Balanced Assets, Capital Growth Bond, Money Market and New GranCare Common Stock, $.001 par value. With respect to investments other than New GranCare Common Stock, the Committee will select, from time to time, a publicly traded mutual fund or separate accounts under a specified group insurance contract having the requisite investment characteristics for the purpose of determining the appropriate rates of return to credit Participant's Accounts. Earnings and losses will be credited or debited to the Participant's Accounts as if such Accounts were actually invested as directed by the Participant. Under no circumstance will the Committee be required to instruct the Trustee to invest any portion of the Plan assets in accordance with the elections submitted by the Participants. The Committee may, however, instruct the Trustee to do so in order to minimize its risk of loss."

     Except as specifically provided herein, the Plan shall remain in full force and effect as prior to the First Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.


                                             NEW GRANCARE, INC.


                                             By:________________________________

                                             Title:_____________________________


ATTEST:

By:____________________________

Title:_________________________

          [CORPORATE SEAL]